To Whom It May Concern:

        We hereby consent to the use of our financial statement, dated December 29, 2008 included in the Registration Statement form S-1 of Science Water, Inc. and our inclusion as “experts”.

/s/ Gruber & Company LLC
December 30, 2008
Lake St. Louis MO  63367